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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement
of United Payors & United Providers, Inc. on Form S-8 (File No. 333-    ) of our
report, dated February 12, 1999, except for Note 12, as to which the date is February 25, 1999, on our audits of the consolidated financial statements of United Payors & United Providers, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997, and 1996, which report is included in the United Payors & United Providers, Inc. Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Interest of Named Experts and Counsel."


                                    /s/ PricewaterhouseCoopers LLP
                                    -------------------------------------
                                    PRICEWATERHOUSECOOPERS LLP



Washington, D.C.
March 12, 1999